EXHIBIT 99.2

JOINT FILING AND SOLICITATION AGREEMENT

This Joint Filing and Solicitation Agreement (this “Agreement”) dated September 8, 2010 is entered into by and among David Polonitza, Richard Polonitza, Greta Polonitza, Kirk Anderson, Paul W. Kim, Wayne P. Jones, Rahul Pagidipati, Sidd Pagidipati, Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Pagidipati Family Trust, LP, Alnesh Mohan, Sanjeev Parsad, G. Andrew Cooke, MPIC Fund I, LP, MPIC Canadian Limited Partnership, Corner Market Capital U.S., Inc., a Delaware corporation, Corner Market Management, Inc., and Corner Market Capital Corporation (individually, a “Party” and collectively, the “Parties”)

WHEREAS, certain of the Parties are stockholders, direct or beneficial, of ITEX Corporation, a Nevada Corporation (the “Company”);

WHEREAS, the Parties wish to form a group for the purpose of seeking representation on the Board of Directors of the Company at the 2010 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”) and for the purpose of taking any and all other actions necessary to achieve the foregoing.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Parties (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Securities (as defined below) of the Company.  Each member of the Group (each, a “Member”) shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other Members, unless such Member knows or has reason to know that such information is inaccurate.  “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

2.       So long as this Agreement is in effect, (i) none of the Members shall purchase or sell Securities or otherwise increase or decrease his/its economic exposure to Securities if such Member reasonably believes that, as a result of such action, the Group or any Member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission), without using his/her/its reasonable efforts to give David Polonitza at least 24 hours prior written notice, and (ii) each of the Members shall provide written notice to David Polonitza of (a) any of his/her/its purchases or sales of Securities, and (b) any Securities over which he/she/it acquires or disposes of beneficial ownership, no later than twenty four (24) hours after each such transaction.

3.       Each Member agrees to form and be part of the Group for the purposes of (i) soliciting proxies or written consents for the election of the persons nominated by David Polonitza to the Board of Directors of the Company at the 2010 Annual Meeting; (ii) taking such other action as the parties deem advisable; and (iii) taking all other action necessary or advisable to achieve the foregoing (collectively, the “Solicitation”).

4.       David Polonitza, Rahul Pagidipati, and Corner Market Capital hereby agree to be jointly responsible for payment of all expenses incurred by the Group in connection with the Group’s activities, including expenses incurred by any of the parties in the Solicitation (the “Expenses”), that have been approved by all Members as follows with respect to the Expenses (this percentage will be calculated on the pro-rata share amount in relationship to the overall group): currently David Polonitza shall pay 45.0%, Rahul Pagidipati shall pay 33.0%, and Corner Market Capital shall pay 22.0%.

5.       Each Member agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any Member in connection with the Solicitation shall need the prior unanimous approval of David Polonitza, Rahul Pagidipati, and Corner Market Capital.   With respect to any SEC filing, each filing shall be made under the name of David Polonitza.  Should any disagreement arise between or among any Parties concerning decisions to be made or actions to be taken in connection with the foregoing activities and/or the Solicitation, David Polonitza and Rahul Pagidipati shall have the sole authority to resolve any such disagreement, which resolution shall be reached as promptly as reasonably practicable and shall not be unreasonably withheld.

6.       The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of the Solicitation.  Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any Party’s right to purchase or sell Securities, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such purchases and/or sales are made in compliance with all applicable securities laws, and, during the term of this Agreement, with Section 2 of this Agreement.

7.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereby consent and submit to the exclusive jurisdiction of any court of competent jurisdiction of the State of Florida located in Lee County and the federal court in the Middle District of Florida.

9.       The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 and Section 8 which shall survive any termination of this Agreement, subject to the final sentence of Section 10) shall terminate immediately after the conclusion of the Solicitation or as otherwise agreed to by the Parties.

10.    The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.  Notwithstanding anything to the contrary contained herein, this Agreement may be amended, without the written consent of each of the Parties, to (i) add any person or entity as a party hereto, which shall become effective upon execution of an appropriate joinder agreement signed by such person or entity together with David Polonitza, Rahul Pagidipati, and Corner Market Capital; or (ii) remove any member of the Group as a party hereto, which shall be effective upon delivery of an appropriate written notice from David Polonitza to such member in the event (a) David Polonitza, Rahul Pagidipati, and Corner Market Capital, unanimously agree that such member has breached his/her/its obligations under this Agreement or is otherwise not acting in the best interests of the Group, or (b) any disagreement contemplated under  this Agreement cannot be resolved within two (2) business days.  In the event any member of the Group is removed as a party to this Agreement pursuant to the immediately preceding sentence, such member shall cease to have any rights or obligations under this Agreement, except that such member shall be obligated to pay, if applicable, in accordance with Section 4 its proportional share of the Expenses that have been incurred by the Group prior to the date of such removal.

11.    Each member of the Group disclaims any beneficial or pecuniary interest in the Securities held by the other members of the Group, and each member intends to make its/his own individual investment and ownership decisions with respect to the Securities.  There is no understanding or agreement among any members of the Group to share in any profits from transactions effected by other Group members.

12.    Each Party agrees that Phoenix Law PLLC (located at 12800 University Drive, Suite 260, Fort Myers, Florida 33907) shall act as counsel for the Group.

13.    Each Party agrees that the Group shall be referred to as “The Committee to Enhance ITEX” or such other name as may be determined collectively by David Polonitza, Rahul Pagidipati, and Corner Market Capital and that David Polonitza shall be referred to as the Chairman thereof.

14.    Each party agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

By:	/s/ David Polonitza
DAVID POLONITZA

By:	/s/ David Polonitza
DAVID POLONITZA as attorney-in-fact for RICHARD POLONITZA

By:	/s/ David Polonitza
DAVID POLONITZA as attorney-in-fact for GRETA POLONITZA

By:	/s/ David Polonitza
DAVID POLONITZA as attorney-in-fact for KIRK ANDERSON

By:	/s/ David Polonitza
DAVID POLONITZA as attorney-in-fact for PAUL W. KIM

By:	/s/ David Polonitza
David Polonitza as attorney-in-fact for WAYNE P. JONES

By:	/s/ Rahul Pagidipati
RAHUL PAGIDIPATI

PAGIDIPATI FAMILY, LP
By:	/s/ Rahul Pagidipati
RAHUL PAGIDIPATI, Partner

By:	/s/ Rahul Pagidipati
RAHUL PAGIDIPATI as attorney-in-fact for SIDD PAGIDIPATI

By:	/s/ Rahul Pagidipati
RAHUL PAGIDIPATI as attorney-in-fact for DR. DEVAIAH PAGIDIPATI

By:	/s/ Rahul Pagidipati
RAHUL PAGIDIPATI as attorney-in-fact for DR. RUDRAMA PAGIDIPATI

MPIC FUND I, LP
By:	Corner Market Capital U.S., Inc
General Partner

By:	/s/ Alnesh Mohan
ALNESH MOHAN, CEO

CORNER MARKET CAPITAL U.S., INC
By:	/s/ Alnesh Mohan
ALNESH MOHAN, CEO

MPIC CANADIAN LIMITED PARTNERSHIP
Corner Market Management, Inc.
General Partner

By:	/s/ Alnesh Mohan
ALNESH MOHAN, CEO

CORNER MARKET MANAGEMENT, INC.
By:	/s/ Alnesh Mohan
ALNESH MOHAN, CEO

CORNER MARKET CAPITAL CORPORATION
By:	/s/ Alnesh Mohan
ALNESH MOHAN, CEO

By:	/s/ Alnesh Mohan
ALNESH MOHAN

By:	/s/ Sanjeev Parsad
SANJEEV PARSAD

By:	/s/ Alnesh Mohan
ALNESH MOHAN as attorney-in-fact for G. ANDREW COOKE